                                                                   EXHIBIT 10.11


                            ADMINISTRATOR'S CONTRACT

         THIS Agreement is entered into on this 9th day of August, 1995 by and between KENTUCKY RETAIL FEDERATION SELF INSURERS FUND ("KRFSIF") and SUMMIT CONSULTING, INC.
("Summit").

         WHEREAS, KRFSIF is a self insurers fund organized and established pursuant to the laws of the State of Kentucky for the purpose of providing worker's compensation coverage to KENTUCKY RETAIL FEDERATION, INC. members; and

         WHEREAS, KRFSIF desires to engage Summit as its Administrator to manage said fund in accordance with applicable law; and

         WHEREAS, Summit is engaged in the business of administering self insurers funds and agrees to serve as Administrator of KRFSIF and provide administrative services to the extent referenced below;

         NOW, THEREFORE, and in consideration of the mutual covenants herein contained, Summit and KRFSIF agree as follows.

         1.       During the term of this Agreement, Summit wilt:

                           a. Manage the affairs of KRFSIF in accordance with
                  the policies adopted by the trustees of KRFSIF.

                           b. Advise KRFSIF's trustees on policy matters
                  pertaining to self insurance.

                           c. Put forth its best effort to ensure that the
                  provisions of contracts by KRFSIF's trustees with third parties are met.

                           d. Provide underwriting for, set up and issue, and
                  endorse policies providing insurance coverages as required by KRFSIF to carry out the business of KRFSIF.

                           e. Submit bills relating to the policies issued by
                  KRFSIF to its members and secure premium audit services and related filings regarding said audits and make reasonable efforts to collect the resulting sums due KRFSIF.

                           f. Maintain the books and records of KRFSIF at
                  Summit's place of business, which location shall be designated as the address of KRFSIF except as otherwise may be required by the State of Kentucky.

                           g. Secure all necessary actuarial services as may be
                  required to manage the affairs of KRFSIF at the expense of KRFSIF.

                           h. Secure if requested, at the expense of KRFSIF, an
                  annual audit of KRFSIF prepared by a certified public accountant.

                           i. Secure, at the expense of KRFSIF, all surety bonds
                  which may be required by the State of Kentucky relating to the operation of KRFSIF.

                           j. Receive all funds due KRFSIF and pay all expenses
                  incurred by it and account for such to the Board of Trustees of KRFSIF.

                           k. Invest all funds of KRFSIF in a manner authorized
                  by the State of Kentucky and approved by the Board of Trustees of KRFSIF.

                           l. Put forth a reasonable marketing effort on behalf
                  of KRFSIF, including the payment of commissions to producing agents, said commissions not to exceed six percent (6%) of premium. Additional commissions, if any, are to be at the expense of KRFSIF, or as mutually agreed to by the parties.

                           m. Prepare filings as may be required of KRFSIF by
                  the State of Kentucky.

                           n. Assist in securing all specific and aggregate
                  insurance coverages as required by the State of Kentucky regarding the operation of KRFSIF, the cost of which Summit shall bear to the extent same does not exceed, for any given policy period, that premium which would have been generated by applying the percentage of earned normal premium required as of July 1, 1995.

                           o. Provide claims, risk management and loss control
                  services as may be required to competently administer KRFSIF, it being understood and agreed that such services may be sub-contracted by Summit to qualified persons or organizations at Summit's expense. In this regard, Summit, or its sub-contractor will:

                                    (i) Receive and accept notice of all
                           worker's compensation and employer's liability claims as reported by the members of KRFSIF (including those claims reported to the preceding administrator), and service, investigate and adjust such reported claims for a period not to exceed twenty-four (24) months from the date of termination at this Agreement. In the event KRFSIF desires such services beyond the referenced twenty-four (24) month period, such shall be subject to further negotiation by the parties.

                                    (ii) Issue checks on a special revolving
                           account to be funded and provided by KRFSIF for payment of claims against KRFSIF if, in the judgment of Summit, said claims are covered by the Kentucky Worker's Compensation and Employer's Liability Laws, including compensation to an injured party, medical payments, rehabilitative costs, and properly allocated claims expenses as defined below. Expenses of employees of Summit, or its subcontractor, in carrying out this Agreement, shall none be considered as a claim expense for the purpose of this paragraph.

                                    (iii) Allocate to expenses chargeable as
                           "claims expense" the following:

                                             A) fees for service at process;


                                             B) fees to attorneys;

                                             C) the costs of services of
                                    undercover agents and/or detectives.


                                             D) the cost of employing expert
                                    witnesses for the purpose of preparing maps, photographs, diagrams, chemical or physical analyses and testimony in regard thereto;

                                             E) The costs of transcripts of
                                    testimony, depositions, recorded statements and court reporters, as might be necessary to carry out the obligations of this Agreement;

                                             F) Rehabilitative services for
                                    injured employees; and

                                             G) Direct cost pertaining to the
                                    defense of a particular claim or to the
                                    protection of subrogation rights of KRFSIF.

                                             H) Any fees for an approved managed
                                    care or health care arrangements.

                                    (iv) If necessary, defend worker's
                           compensation and employer's liability claim against members of KRFSIF, in the name of or on behalf of KRFSIF, in any suit or other proceedings which may at the time be instituted against any member of KRFSIF as a result of injuries or death which are within the purview of the laws of Kentucky, even though such suits or other proceedings contain allegations or demands which may be groundless, false or fraudulent. All costs and expenses in providing such services, including legal and expert witness fees, shall be paid through an account provided for that purpose by KRFSIF, upon which amount Summit, or its subcontractor, shall have the authority to make payment of just claims and bills as necessary.

                                    (v) Keep and maintain at all times complete
                           records of all claims and related payments, which records shall be opened at all reasonable times for inspection and copying by KRFSIF, its agents, servants and employees.

                                    (vi) Provide office space, personnel
                           experienced in worker's compensation claims, equipment and supplies, as necessary to carry out the terms of this Agreement.

                                    (vii) Provide a claims kit to all new
                           members of KRFSIF within ten (10) working days of receiving notice of such new member, said kit to contain such forms and data as recommended and authorized by Summit.

                                    (viii) Provide a monthly loss report and
                           such other reports as the State of Kentucky shall require, including statistical data as may be reasonably required by KRFSIF, as such relates to claims handling.

                                    (ix) Keep confidential the directory of
                           members of KRFSIF.

                                    (x) Select reasonable and competent legal
                           counsel as regards all claims matters and oversee legal proceedings pertaining to any claim which may be litigated an behalf of KRFSIF.

         2. In exchange for the services referenced above, KRFSIF will pay to Summit an amount equal to thirty-one percent (31%) of earned normal premium relating to the operation of KRFSIF, said fee to be computed on a monthly basis and paid to Summit by the 15th of the following month. In this regard, earned normal premium is defined as earned standard premium, less allowable discounts, but in no event shall the discount exceed fifteen percent (15%) of the cumulative standard premiums of all members of KRFSIF. Changes in the earned normal premium resulting from payroll audits will be taken into consideration end adjustments necessary will be made on a quarterly basis.

         3. The initial term of this Agreement shall be for five (5) years beginning on the date referenced above. The Agreement will automatically be renewed under the same terms and conditions for an additional five (5) years unless written notice of termination is provided by Summit to KRFSIF at least 180 days prior to the expiration at the initial term of the Agreement.

         4. Notwithstanding the preceding paragraph of this Agreement, either party hereto may terminate the Agreement with proper notice to the other for just cause. Just cause for the purpose of this provision of the Agreement consists of any of the following:

                           A. The filing of a Bankruptcy Petition by either
                  party to this Agreement.

                           B. Fraud perpetrated by one party to this Agreement
                  upon the other.

                           C. Failure of a party to this Agreement to perform
                  contractual duties as outlined herein, subject, however, to the party seeking to terminate the Agreement providing written notice of its intent to do so to the other party, said notice detailing the duties it contends the other party has failed to perform. Subsequent to receiving said notice, the recipient shall have ninety (90) days thereafter to correct the noted deficiencies and, in the event said corrections are made within that time, termination will not be available pursuant to this provision.

         5. In the event of a dispute between the parties to this Agreement, the parties hereto agree that prior to either initiating legal proceedings that each will in good faith seek to resolve said dispute through mediation by a mediator to be agreed upon. In the event the dispute is not resolved through mediation and litigation results therefrom, the parties agree that venue of such action shall be Polk County, Florida and that all costs of such litigation, including attorneys' fees and court costs both in the lower court and on appeal shall be reimbursed and taxable against the non-prevailing party to the litigation.

         6. This Agreement may not be varied or amended except by an instrument in writing executed by both parties.

         7. The provisions of this Agreement shall be governed by the laws of the State of Florida.

         8. This Agreement is non-assignable by either party.

         9. All notices provided for under this Agreement shall be delivered either personally or by receipted mail. The address for purposes of giving such notice to KRFSIF is: 512 Capitol Avenue, Frankfurt, Kentucky 40601; and to Summit is: Post Office Drawer 988, Lakeland, Florida 33802-0988.

         IN WITNESS WHEREOF. the parties have executed this Administrator's Contract on the date set forth above.

                                       KENTUCKY RETAIL FEDERATION
                                       SELF INSURERS FUND

                                       By:      /s/
                                                -------------------------------
                                                Chairman - Board of Trustees

In the presence of:

/s/
----------------------------------

/s/
----------------------------------

                                       SUMMIT CONSULTING, INC.

                                       By:      /s/ William B. Bull
                                                -------------------------------
                                                William B. Bull, President

In the presence of:

/s/
----------------------------------

/s/
----------------------------------